Exhibit 16(vii) under Form N-1A
Exhibit 99 under Item 601/Reg. S-K

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

Schedule for Computation     Initial
of Fund Performance Data     Invest of:              $1,000
                             Offering
DG PRIME MONEY MARKET        Price/
                             Share=                   $1.00
Return Since Inception
  ending 6/30/97             NAV=                     $1.00

FYE:  February 28
                                                      Begin           Capital    Reinvest  Ending              Total
DECLARED:DAILY          Reinvest           Period       Dividend         Gain       Price  Period   Ending     Invest
PAID:  QUARTERLY          Dates            Shares        /Share         /Share     /Share  Shares   Price      Value
                        3/31/97        1000.000      0.002806884     0.00000      $1.00   1002.807   $1.00   $1,002.81
                        4/30/97        1002.807      0.003968879     0.00000      $1.00   1006.787   $1.00   $1,006.79
                        5/31/97        1006.787      0.004147879     0.00000      $1.00   1010.963   $1.00   $1,010.96
                        6/30/97        1010.963      0.004091575     0.00000      $1.00   1015.099   $1.00   $1,015.10

                           $1,000 (1+T) = End Value
                                      T =               1.51%
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